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                                                                   EXHIBIT 10.74

                               PURCHASE AGREEMENT


         This PURCHASE AGREEMENT (the "Agreement") is made as of May 21, 1999, by and between I.S.T. Partners, Ltd., a Texas Limited Partnership ("IST Partners") and Integrated Security Systems, Inc., a publicly held Delaware corporation ("ISSI").

         WHEREAS, ISSI is a public company which owns Intelli-Site(R), a PC-based security system integration platform; and

         WHEREAS, IST Partners and ISSI entered into a Marketing and Development Agreement, dated July 29, 1996 (the "Marketing Agreement"); and

         WHEREAS, ISSI and IST Partners entered into a Management Agreement, dated July 29, 1996 (the "Management Agreement"); and

         WHEREAS, ISSI desires to purchase from IST Partners any and all rights under the Marketing Agreement, Management Agreement, and any other documents executed by and between ISSI and IST Partners on July 29, 1996 (collectively, the "Related Agreements") on the terms set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, representations, and warranties herein contained, and intending to be legally bound, the parties hereby agree as follows:

         1. Purchase and Sale. In reliance upon the representations and warranties contained herein, and subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the following shall occur:

                  (a) IST Partners shall assign to ISSI all rights, title, and interest of IST Partners in and to the Related Agreements.

                  (b) IST Partners shall release ISSI from all amounts payable to IST Partners under the Related Agreements.

                  (c) ISSI shall issue to IST Partners 1,200,000 shares of common stock of ISSI, par value $.01 (the "Common Stock").

                  (d) ISSI shall issue to IST Partners a warrant to purchase 450,000 shares of Common Stock at a price of $2 per share, such warrant to be substantially in the form attached hereto as Exhibit A (the "Warrant").

         2. Closing. The purchase and sale of the assets described above in paragraph 1, and the delivery of the documents and the performance of the other matters described herein, shall take place at the offices of Founders Equity Group, Inc., 2602 McKinney Ave., Suite 220, Dallas, Texas 75204 on May 21, 1999, or at any later date mutually agreed upon by IST Partners and ISSI. The closing of such purchase and sale is referred to in this Agreement as the "Closing." The agreed upon date of the Closing is referred to in this Agreement as the "Closing Date."


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         3. Documents to be delivered by IST Partners. At the Closing, IST
Partners shall deliver to ISSI the following documents:

                  (a) An assignment agreement, in form and substance satisfactory to ISSI, which assigns to ISSI all of IST Partners' right, title, and interest in and to the Related Agreements. Such assignment agreement shall not relate to any other assets of IST Partners other than the Related Agreements.

                  (b) A release by IST Partners to ISSI, in form and substance satisfactory to ISSI, which releases ISSI from all amounts payable to IST Partners pursuant to the Related Agreements.

                  (c) A termination agreement, in form and substance satisfactory to ISSI, which terminates all Related Agreements.

         4. Documents to be delivered by ISSI. At the Closing, ISSI shall deliver to IST Partners the following:

                  (a) Stock certificates for 1,200,000 shares of Common Stock.

                  (b) The Warrant.

         5. Representations and Warranties by IST Partners. IST Partners represents and warrants to ISSI as follows:

                  (a) Partnership Status. IST Partners is a partnership duly organized, validly existing, and in good standing under the laws of the State of Texas with full power and authority to carry on their businesses, as now conducted at 2602 McKinney Ave., Suite 220, Dallas, Texas 75204.

                  (b) Authority of the Agreement. The partners of IST Partners have approved this Agreement and the transfer of IST Partners' rights, title, and interest under the Related Agreements. IST Partners has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of IST Partners, enforceable against IST Partners in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

                  (c) Confidentiality. IST Partners acknowledges that it is in possession of information relating to ISSI that ISSI considers confidential and proprietary. For a period of three (3) years after the Closing, IST Partners shall not disclose any such information to third parties or to use such information in any manner.

                  (d) Restricted Securities. IST Partners understands that the securities to be issued to IST Partners hereunder (and the Common Stock to be issued on exercise of the Warrant) (collectively, the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act") on the grounds that the sale provided for in this Agreement is exempt from registration under the Securities Act, pursuant to Section 4.2 thereof. The


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         Securities are and will be "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act. The Securities may not be sold or otherwise transferred unless they first have been registered under the Securities Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer.

                  (e) Investment Purposes. IST Partners will be acquiring the Securities for its own account, and not as nominee or agent for any other persons, and for investment and not with a view to distribution or resale thereof.

         6. Representation and Warranties of ISSI. ISSI represents and warrants to IST Partners as follows:

                  (a) Corporate Status. ISSI is a publicly held Delaware corporation ("ISSI") doing business at 8200 Springwood Drive, Suite 230, Irving, Texas.

                  (b) Individual Status. C.A. Rundell, Jr. and Gerald K. Beckmann are authorized to execute and deliver this Agreement on behalf of ISSI.

                  (c) Authority for Agreement. ISSI has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. ISSI has the power and authority to issue to IST Partners the Securities. This Agreement constitutes a valid and legally binding obligation of ISSI, enforceable against ISSI in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

                  (d) Confidentiality. ISSI acknowledges that it is in possession of information relating to IST Partners that IST Partners considers confidential and proprietary. For a period of three (3) years after the Closing, ISSI shall not disclose any such information to third parties or to use such information in any manner.

         7. Release by ISSI. Effective as of the Closing:

         ISSI does hereby, and for anyone claiming by or through ISSI, fully remise, release, acquit, and forever discharge IST Partners and any subsidiary or affiliated corporation, their partners, agents, lenders, employees, stockholders, directors, officers, successors and assigns (collectively, "Released Parties"), of any from any and all rights, claims, demands, actions, and causes of action, of any nature whatsoever, whether arising at law or in equity, which ISSI may have had, may now have, or may hereafter have, against the Released Parties by reason of any matter, cause, happening or thing occurring prior to and including the Closing Date. It is intended by ISSI by this Agreement to forever remise, acquit, waiver, release and forever discharge the Released Parties from all claims, demands for losses, injuries, and damages, rights known or unknown, direct or indirect, arising from the aforementioned described matters, and from any other matter occurring prior to the Closing Date, it being understood that all rights which ISSI or any person who claims by, through, or under ISSI may have against Released Parties shall be forever barred. In addition, ISSI hereby agrees to refrain at all times from any defamation, libel, or slander of IST Partners and any of its officers or directors. Such release shall not affect the obligations of IST Partners under this Agreement, which are intended to survive the Closing.


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         8. Release by IST Partners. Effective as the Closing:

         IST Partners does hereby, and for anyone claiming by or through IST Partners, fully remise, release, acquit, and forever discharge ISSI and any subsidiary or affiliated corporation, their partners, agents, lenders, employees, stockholders, directors, officers, successors and assigns (collectively, "ISSI Released Parties"), of any from any and all rights, claims, demands, actions, and causes of action, of any nature whatsoever, whether arising at law or in equity, which IST Partners may have had, may now have, or may hereafter have, against the ISSI Released Parties by reason of any matter, cause, happening or thing occurring prior to and including the Closing Date. It is intended by IST Partners by this Agreement to forever remise, acquit, waiver, release and forever discharge the ISSI Released Parties from all claims, demands for losses, injuries, and damages, rights known or unknown, direct or indirect, arising from the aforementioned described matters, and from any other matter occurring prior to the Closing Date, it being understood that all rights which IST Partners or any person who claims by, through, or under IST Partners may have against ISSI Released Parties shall be forever barred. In addition, IST Partners hereby agrees to refrain at all times from any defamation, libel, or slander of the ISSI Released Parties and any of their officers or directors. Such release shall not affect (i) the obligations of ISSI under this Agreement, which are intended to survive the Closing, or (ii) any capital stock of ISSI, or warrants exercisable for capital stock of ISSI, which are currently owned by IST Partners.

         9. Indemnification.

                  (a) From and after the date hereof, IST Partners will indemnify and hold harmless ISSI against any and all liability, damage, deficiency, loss, cost, or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of any misrepresentation or breach of any warranty or agreement made by IST Partners herein.

                  (b) From and after the date hereof, ISSI will indemnify and hold harmless IST Partners against any and all liability, damage, deficiency, loss, cost, or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of any misrepresentation or breach of any warranty or agreement made by ISSI herein.

                  (c) Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after each Indemnified Party has actual knowledge of any third-party claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party's expense; and provided, further that the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement unless the Indemnifying Party is materially prejudiced as a result of the failure to give such notice. No Indemnifying Party, in the defense of such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnifying Party does not accept the defense of any matter as above provided,


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         the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand in its sole discretion. In any event (and subject to all of the foregoing), IST Partners and ISSI shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

         10. Further Assurances. At any time, and from time to time after the Closing, each party shall, without further consideration, execute and deliver to the other party such other instrument of transfer and assumption, and shall take such other actions as the other party may reasonably request to carry out the transfers contemplated by this Agreement.

         11. Legends. The Warrant and the stock certificates representing the Securities shall be endorsed with the legends set forth below:

                  (a) The following legend under the Securities Act:

                  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) Any legend imposed or required by ISSI's Bylaws or applicable state securities laws.

         12. Internal Governance of IST Partners. Nothing in this Agreement is intended to affect internal organizational matters of IST Partners, or the internal governance of IST Partners.

         13. Miscellaneous.

                  (a) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (b) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understanding, both written and oral, among the parties with respect of the subject matter hereof and may not be modified or amended except in writing signed by both parties hereto.

                  (c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                  (d) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Texas, applicable to contracts made and to be performed in Texas.


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                  (3) Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied to any particular case because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses, sections, or subsections of this Agreement shall not affect the remaining portions of this Agreement.

                  (f) Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. This Agreement shall not be assignable by either party without the prior written consent of the other, such consent not to be unreasonably withheld.

                  (g) Third Party Rights. The rights and obligations contained in this Agreement are solely for the benefit of the parties hereto and are not intended to benefit or be enforceable by any other party, under the third party beneficiary doctrine or otherwise.

                  (h) Survival. All representations and warranties made by ISSI and IST Partners herein shall survive delivery of the securities and the execution of this Agreement.

                  (i) Venue. All matters affecting the interpretation, form, validity, enforcement and performance of this Agreement shall be decided under the laws of the State of Texas in a forum located in Dallas County, Texas. Both parties consent to the jurisdiction of the Federal Court for the Northern District of Texas with respect to any claims or litigation arising out of this Agreement.

                  (j) Arbitration. Any and all disputes concerning the rights and obligation of the parties hereto shall be resolved by binding arbitration under the supervision of three (3) arbitrators appointed under and pursuant to the rules of the American Arbitration Association.

The parties have duly executed this Agreement as of the date above written.

                                        IST PARTNERS, LTD.

                                        By:   FOUNDERS EQUITY GROUP, INC.
                                              General Partner


                                        By:
                                              ----------------------------------
                                              Thomas Spackman, Jr.
                                              President


                                        INTEGRATED SECURITY SYSTEMS, INC.



                                        By:
                                              ----------------------------------
                                              C.A. Rundell, Jr.
                                              Chairman of the Board of Directors


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          the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         10. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

         11. Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at 8200 Springwood Drive, Suite 230, Irving, Texas 75063, or such other address as the Company has designated in writing to the Holder, or

                  (b) the Holder at 2602 McKinney Ave., Suite 220, Dallas, Texas 75204, or such other address as the Holder has designated in writing to the Company.

         12. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         13. Applicable Law. This Warrant is made pursuant to, will be construed under, and will be conclusively deemed for all purposes to have been executed and delivered under, the substantive laws of the state of Texas, without regard to its principles of conflict of laws.

         14. Assignment. This Warrant is assignable by Holder to any other party, including (without limitation) the partners of I.S.T. Partners, Ltd.

         IN WITNESS WHEREOF, INTEGRATED SECURITY SYSTEMS, INC., has caused this Warrant to be executed as of May 21, 1999.

                                        Integrated Security Systems, Inc.



                                        By:
                                              ----------------------------------
                                              C. A. Rundell, Jr.
                                              Chairman of the Board of Directors